UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

ENHANCE SKIN PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52755	84-1724410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

695 South Colorado Boulevard, Suite 480 Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 644-8318

Zeezoo Software Corp.
2033 Gateway Place, 6th Floor
San Jose, California 95110
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Reference is made to Item 2.01 for a description of the Asset Purchase Agreement, entered into on August 14, 2008, and related to the purchase of assets (the “Asset Purchase”)made by Zeezoo Software Corp. (the “Registrant”).

Reference is made to Item 3.02 for a description of the Subscription Agreement and Warrants, both dated August 14, 2008, related to a private placement of securities of the Registrant.

On August 14, 2008 (the “Effective Date”), the Registrant and Zeezoo Sub Inc., a wholly-owned subsidiary and a Nevada corporation (“Zeezoo Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) whereby Zeezoo Sub was merged (the “Merger”) with and into the Registrant, with the Registrant being the surviving entity (the “Surviving Entity”). On the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, each share of common stock of Zeezoo Sub issued and outstanding immediately prior to the Effective Date was cancelled and each share of common stock of the Registrant issued and outstanding immediately prior to the Effective Date was converted into one share of common stock of the Surviving Corporation. As a result of the Merger, the name of the Registrant was changed from “Zeezoo Software Corp.” to “Enhance Skin Products Inc.”. The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby are subject to the more detailed provisions set forth in the Merger Agreement, which is attached hereto as Exhibit 2.1 and which are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between Zeezoo Software Corp., a Nevada corporation (the “Registrant”), and Enhance Skin Products Inc., a privately owned Ontario corporation (“Enhance”), on August 14, 2008 (the “Closing Date”), the Registrant acquired all of the intellectual property and certain liabilities of Enhance (the “Assets”). In exchange for the Assets, and taking into account the cancellation of certain securities of the Registrant held by the Insiders (as defined below), Enhance has acquired approximately 57.6% of the issued and outstanding shares of common stock, par value $.001 per share (the “Common Stock”), of the Registrant immediately after the consummation of the Asset Purchase. This transaction may be deemed to have resulted in a change in control of the Registrant from the Insiders to Enhance, the sole stockholder of which is Samuel Asculai, Ph.D. The Insiders were the majority stockholders of the Registrant immediately prior to the Closing Date. On the Closing Date, the Insiders surrendered the large majority of their Common Stock of the Registrant for cancellation as a condition to the consummation of the Asset Purchase and the Registrant issued 27,500,000 shares of Common Stock to Enhance in exchange for the Assets.

In connection with the change in control, Dr. Asculai was appointed President and Chief Executive Officer and a director, Dr. Zenas B. Noon was appointed a director, Mr. Frode Botnevik was appointed a director, Christopher Hovey was appointed Chief Operating Officer and Vice President of Sales and Brian Lukian was appointed Chief Financial Officer, Treasurer and Secretary of the Registrant. Joel M. Gugol and Erickson D. Mercado (together, the “Insiders”), the only officers and directors of the Registrant prior to the consummation of the Asset Purchase Agreement, resigned from these positions at the time the transaction was consummated. Such appointments and resignations of the officers of the Registrant were effective on the Closing Date. The appointments and resignations of the directors will be effective upon the expiration of the 10-day period beginning on the date of the filing and mailing of an Information Statement with the Securities Exchange Commission (the “SEC”) pursuant to Section 14(f) of the Exchange Act of 1934, as amended.

The foregoing descriptions of the Asset Purchase Agreement and the transactions contemplated thereby are subject to the more detailed provisions set forth in the agreement, which is attached hereto as Exhibit 10.1 and which are incorporated herein by reference.

Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

Part I

Item 1.	Description of Business.

Overview

Prior to the Asset Purchase, the Registrant was a public “shell” company with nominal assets whose sole business had been to identify, evaluate and investigate various companies with the intent that, if such investigation warranted, a reverse acquisition transaction be negotiated and completed pursuant to which the Registrant would acquire a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. In 2008, prior to becoming a shell, the Registrant discontinued its operations, which related to the development of software applications for use by domain name registration companies.

A summary of the business of Enhance is described below. As used herein, unless the context otherwise requires, Enhance and the “Company” (and “we,” “our” and similar expressions) refers to the Ontario company and to the business of Enhance before the Asset Purchase and of the Registrant after the Asset Purchase, as applicable.

General

Enhance is an Ontario corporation established in 1992. Since 2004, Enhance has been a developer of premium cosmeceutical products marketed under its “Visible Youth™” trademark. Cosmeceuticals are topically applied products containing ingredients that influence the biological function of skin and can be described as a marriage between cosmetics and pharmaceuticals. These products may improve the appearance and condition of the skin by delivering nutrients or protectants necessary for healthy skin.

The market for cosmeceutical products is driven by the increasing desire of customers to look good, coupled with an aging population and the growing availability of high-performance cosmetics. Older consumers in particular, who are no longer willing to accept the inevitability of the onset of the visible effects of aging, are increasingly demanding anti-aging products. Women over the age of 50 are the main target population for cosmeceutical manufacturers. According to Datamontior Plc, the North American cosmeceuticals market, which is the fastest growing segment of the cosmetics industry, is expected to grow at an annual rate of 6.3% and the European cosmeceuticals market is expected to grow at an annual rate of 4.8%. Enhance intends to capitalize on this changing consumer trend.

The Visible Youth™ skin care line utilizes medical-grade hyaluronic acid (also called hyaluronan or HA) of specific molecular size and purity to deliver hydration to the skin. The brand also contains products that are proprietary (patent pending) synergistic formulations of two or more active ingredients that include the specific, medical-grade hyaluronic acid. Visible Youth™ is formulated to help improve the healthy appearance and feel of skin and addresses the loss of HA-water complex, a natural component without which the underlying structure of skin collapses. Visible Youth™ is formulated to help restore the skin’s natural supply of HA-water complex and works to rehydrate the skin at the cellular level.

Products

Hyaluronan, which is the basis of all Visible Youth™ products, is a naturally occurring sugar polymer of central biological importance. Hyaluronic acid is present in every tissue of the body. It has many functions, including stimulating the tissue’s water retention capabilities. 3% of the human body, by dry weight, is composed of HA. For example, hyaluronic acid is found in the eye and keeps them round and it is found in joints as part of the synovial fluid and acts as a lubricant and shock absorber. However, 56% of the HA in our bodies is found in the skin, where it helps retain moisture and structure. Together with collagen and elastin, HA forms the cement that holds cells together.

Studies have shown (Stern, RJ, 2006, Hyaluronan: Key to Skin Moisture, 246-277, In: Dry Skin and Moisturizers, Loden, M and HI Maibach Eds.) that fragmentation of the HA polymer generates size-specific pieces, or oligomers, with widely differing biological activities. However, it is difficult to synethsize HA free of contaminating glycoprotein, lipids and other tissue material in the laboratory setting. In spite of these drawbacks, many cosmetic and cosmeceutical manufacturers continue to incorporate “cosmetic grade” HA into their products and claim their beneficial effects for their products. This grade of HA can be impure and ill-defined as to molecular size and biological activities and can therefore be less effective.

Dr. Samuel Asculai, our Chief Executive Officer and President, has, in the course of his career, worked to define the size and purity of the HA molecule that would result in maximum hydration, dermal delivery, systematic targeting and safety. His work has resulted in over 30 patents defining the discovery of what the company believes is a HA oligomer of extremely high purity that provides the hydrating, delivery and targeting characteristics not found in “cosmetic grade” HA. The Visible Youth™ line is the product of Dr. Asculai’s work.

The Visible Youth™ skin care line currently has three products, all of which use medical grade HA and are hypoallergenic, non-irritating, fragrance free, non-comodegenic and oil free:

Visible Youth™ Revitalizing Formula: Topical treatment of all areas of the face and neck. Replenishing hyaluronate helps to restore, correct and maintain the skin’s optimal moisture balance. Fine and deep lines are diminished over time, while the skin’s tone, texture, color and radiance are improved. This leaves the individual with healthier, more youthful looking skin.

Visible Youth™ Revitalizing Eye Zone Gel: Addresses the delicate needs of the skin around the eye area. An ultra light gel combining the hydrating benefits of hyaluronate, collagen and glycerin with the healing and antioxidant properties of Vitamin E. It is a safe non-irritating gel that reduces puffiness, smoothes fine lines and improves the elasticity and texture of skin.

Visible Youth™ Bioactive Serum: A proprietary (patent pending) synergistic formulation of two active ingredients to result in a topical skin treatment that repairs, corrects and enhances long term hydration of the skin. It combines the hydrating, healing and antioxidant powers of a specific fraction of medical grade hyaluronic acid with the wound healing, anti-inflammatory and antimicrobial characteristics of a specific bioactive micro ceramic bead.

We also plan to develop a number of additional products, which may include a moisture cream, anti-aging cream, wrinkle cream, cleanser, toner and facial mist.

Product Development

New product development, formulation and clinical evaluation will commence upon the closing of the Asset Purchase Agreement and the Private Placement.

Markets

Cosmeceutical products with therapeutic elements in their composition are enjoying increased popularity in worldwide markets. As a greater number of women are visiting dermatologists and expressing concerning about the health of their skin, cosmeceuticals provide answers to their cosmetic and health needs. Products such as anti-aging creams, tanning lotions and shampoos are beginning to incorporate medicinal ingredients and nutritional supplements in order to improve their efficiency and respond to market demand.

Aging baby boomers (those born between 1946 and 1964) are a driving force behind this trend. As they age, this segment of the population is more willing to pay to repair the signs of aging and skin damage. Enhance targets this age group generally (as studies have shown that men are only slightly less likely to pay a premium for cosmeceuticals tailored to their specific requirements) with few demographic restrictions, with a prospect base in North America, Europe and Asia.

The targeted consumers represent a proven market for cosmeceutical products as they (i) are better educated than previous generations, (ii) possess more disposable income than their predecessors and (iii) are open to new ideas and technology. This targeted group will be able to easily access Visible Youth™ products through convenient online and offline access.

Distribution Methods and Marketing Strategy

Enhance plans to develop various sales channels, including:

1.	A Web site for sales support for resellers;
2.	Presentations and official vendor booths at aesthetic and medi-spa trade shows;
3.	Offices of dermatologists, plastic surgeons, family practitioners, ear, nose and throat specialists, Gynecologists and aestheticians;
4.	Availability in medi-spas, health and medical-directed wellness spas and salons.

Enhance’s overall marketing strategy is to develop and market a full line of cosmeceutical products the main active ingredient of which is HA. All Visible Youth™ products are intended to be competitively priced in the mid- to upper-quadrant of high quality products and brands. Our initial marketing efforts will be focused on the following areas:

1.	Clearly defining the company/product message to create reseller and end user awareness and demand for the company’s product;

2.	Establishing the Visible Youth™ brand as a pioneer and leader in the category; and

3.	Attending nine to twelve trade shows, and occasional regional shows with company and independent sales representative staff.

The Company’s branding initiative was launched at THE Aesthetics Show, held in Las Vegas, Nevada from May 30 to June 1, 2008. THE Aesthetics Show brings together in one venue new aesthetic procedures, products and technologies.

Raw Materials and Suppliers

Medical grade hyaluronan is supplied by a number of manufacturers world wide. Enhance secures its supply from a fermentation expert.

Competition

The cosmetics industry is highly competitive. We expect to compete on the basis of brand awareness, product functionality, design, quality, pricing, marketing, order fulfillment and delivery. Our competitors include a number of multinational manufacturers, some of which are larger and have substantially greater resources than we do, and which may therefore have the ability to spend more aggressively on advertising and promotion and have more flexibility to respond to changing business and economic conditions. Our products also compete with similar products sold in prestige channels, such as department stores, high-end specialty retailers, door-to-door, through television and infomercials or through mail-order or telemarketing by representatives of direct sales companies.

Intellectual Property and Patent Protection

At present, Enhance has the following pending and registered patents and trademarks:

Patent Applications

Title of Invention	Country	Status	Application No.	Filing Date
Cosmetic Composition for the Treatment of Skin and Methods Thereof	PCT	Application	PCT/CA2007/001565	07.09.07
Treatment of Aged Skin with Autologous Growth Factors in Hyaluronic Acid	PCT	Application	PCT/CA2007/001572	11.09.07

Trademarks

Trademark	Country	Registration No.	Classes	Status
Visible Youth Visible Youth Visible Youth Visible Youth Visible Youth Visible Youth Visible Youth	United States Australia Canada France Japan Norway Switzerland	3139439 768865 A393144 1590434 2457750 219947 508958	03 03, 05 03, 05 03, 05 03 03, 05 03, 05	Granted/Registered Granted/Registered Granted/Registered Granted/Registered Granted/Registered Granted/Registered Granted/Registered

Trademark Applications

Trademark	Country	Registration No.	Classes	Status
Visible Youth	EU Community		03, 05	Under Opposition

Employees

As of the Closing Date, Enhance had two full-time employees and no part-time employees and currently has good employee relations. We anticipate that we will hire additional key staff throughout 2008 in areas of administration/accounting, business development, operations, sales/marketing, and research/development.

Reports to Security Holders

We file reports with the Securities and Exchange Commission, or SEC, annual reports, quarterly reports as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which is http://www.sec.gov.

Item 1A.	Risk Factors.

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this current report before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS ASSOCIATED WITH INVESTING IN OUR COMPANY

Our business, operations and financial condition are subject to various risks. Some of these risks are described below and you should take these risks into account in making a decision to invest in our common stock. If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed. In that case, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

Our products may cause unexpected and undesirable side effects that would limit their use, require their removal from the market or prevent their further development. Product liability claims resulting from these undesirable side effects would hurt our business. In addition, we are vulnerable to claims that our products are not as effective as we claim them to be.

Unexpected and undesirable side effects caused by our products for which we have not provided sufficient label warnings could result in the recall or discontinuance of sales of some or all of our products. Unexpected and undesirable side effects could prevent us from achieving or maintaining market acceptance of the affected products or could substantially increase the costs and expenses in marketing new products. We have been, and may in the future be, subject to various product liability claims resulting from those undesirable side effects caused by our products. Product liability claims may result in negative publicity regarding our company, brand or products that may harm our reputation and sales. In addition, if one of our products is found to be defective we may be required to recall it, which may result in substantial expense, adverse publicity and loss of sales, which would substantially harm our brand. Although we intend to obtain product liability insurance coverage, potential product liability claims may exceed the amount of any insurance coverage we are able to obtain or potential product liability claims may be excluded under the terms of any policy we obtain, which would cause our financial condition to suffer. In addition, we may be required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future.

In addition, consumer or industry analysts may assert claims that our products are not as effective as we claim them to be. Unexpected and undesirable side effects associated with our products or assertions that our products are not as effective as we claim them to be also could cause negative publicity regarding our company, brand or products, which could in turn harm our reputation and our business.

Our success depends, in part, on the quality, efficacy and safety of our products.

Our success depends, in part, on the quality, efficacy and safety of our products. If our products are found to be defective or unsafe, or if they otherwise fail to meet our customers’ standards, our relationships with customers or consumers could suffer, the appeal of one or more of our brands could be diminished, and we could lose sales and/or become subject to liability claims, any of which could have a material adverse effect on our business, prospects, results of operations or financial condition.

Our initiatives to expand into new product categories may not be successful and any failure to expand into new product categories would harm our business, results of operations, financial condition and future growth potential.

In order to expand our business, we plan to further develop products using HA. Expansion of our product offerings is a critical component of our growth strategy. We may not be successful in our expansion efforts in these areas. Each of these product initiatives involves significant risks, as well as the possibility of unexpected consequences, including:

•	sales of the new products to our retailer customers may not be as high as we anticipate;
•	the rate of purchases by consumers may not be as high as we or our retailer customers anticipate;
•	returns of new products by retailer customers may exceed our expectations;
•	our marketing strategies and merchandising efforts may be ineffective and fail to reach the targeted consumer base or engender the desired consumption;
•	we may incur unexpected costs as a result of the continued development and launch of new products;
•	our pricing strategies may not be accepted by our retailer customers and/or their consumers;
•	we may experience a decrease in sales of our existing products as a result of introducing new products;

•
there may be delays or other difficulties impacting our ability, or the ability of our third-party manufacturers and suppliers, to timely manufacture, distribute and ship products in connection with launching new products; and

•
attempting to accomplish all of the elements of expansion in multiple product categories simultaneously may prove to be an operational and financial burden on us and we may be unable to successfully accomplish all of the elements of the expansion simultaneously, if at all.

Each of the risks referred to above could delay or impede our ability to successfully expand into new product categories, which would harm our business, results of operations, financial condition and future growth potential.

We may be required to obtain additional financing, for which there is no assurance of obtaining on a favorable basis.

While we are effectuating our business strategy, we expect to operate on a negative cash flow basis. There is no assurance that our current funds will be sufficient to fund operations over an extended period of time. If we were to require additional funds, there can be no assurance than any funds will be available or available on favorable terms. Any additional financing will also likely cause substantial dilution.

We will rely on third-party manufacturers for substantially all of our products.

We will not own or operate any significant manufacturing facilities. We will use third-party manufacturers and suppliers to manufacture substantially all of our products. It is likely that we will obtain these products from a limited number of manufacturers and other suppliers. Our business, prospects, results of operations and financial condition could be materially adversely affected if our manufacturers were to experience problems with product quality or delays in the delivery of the finished products or the raw materials or components used to make such product.

Any variation in the quality of our products or delay in our ability to fill orders would harm our relationships with our retailer customers.

Our success depends upon our quality control and on our ability to deliver products in a timely manner. If our products are not delivered according to retailer customers’ delivery deadlines or are found to be defective or not to specification, our relationships with our customers would suffer, our brands’ reputation would be harmed and we could lose our market share. We could also experience increased return rates or become subject to liability claims. These negative results would have a harmful effect on our business, results of operations and financial condition.

The loss of or disruption in our distribution facilities may have a material adverse effect on our business.

We intend to have a limited number of distribution facilities. These facilities will house a large portion of our inventory. Any loss of or damage to these facilities or the inventory stored in these facilities, could adversely affect our business, prospects, results of operations and financial condition.

We may be subject to increased government regulation of the Internet, which may have a detrimental effect on our business.

Our business plan includes marketing and sales of our product line on the Internet.  Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition or results of operation. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could increase our operating costs, limit our ability to offer services and reduce the demand for our services.

Because our business plan anticipates that some of our revenues will be derived from retail and wholesale sales over the Internet in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. New legislation or the application of laws and regulations from jurisdictions in this area could have a detrimental effect upon our business.

We may be adversely affected by domestic and international economic conditions and other events that impact consumer confidence and demand.

We believe that consumer spending on beauty products is influenced by general economic conditions and the availability of discretionary income. Domestic or international general economic downturns, including periods of inflation or high gasoline prices or declining consumer confidence, may affect consumer purchasing patterns and result in reduced net sales to our customers. In addition, any reductions in travel or increases in restrictions on travelers’ ability to transport our products on airplanes due to general economic downturns, diseases, acts of war or terrorism could result in a material decline in the net sales and profitability of our travel retail business.

The beauty industry is highly competitive and if we cannot effectively compete our business and results of operations will suffer.

The beauty industry is highly competitive and can change rapidly due to consumer preferences and industry trends. We will compete primarily with global prestige beauty companies, some of whom have greater resources than we have and brands with greater name recognition and consumer loyalty than our brand. Our products will also compete with new products that often are accompanied by substantial promotional campaigns. Our success depends on our products’ appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change, and on our ability to develop new products through product innovations and product line extensions, which involve numerous risks. We may also incur increased expenses in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which could negatively affect our results of operations. These competitive factors, as well as new product risks, could have an adverse effect on our business prospects, results of operations and financial condition.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and administrative, operational and financial resources. To manage this growth, should there be growth, we may need to expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We are dependent on our executive officers for future success.

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers. The loss of the services of this individual could harm our business. We have employment agreements with Dr. Asculai for a term of ten years and with Mr. Hovey for a term of five years. We have not obtained life insurance on any key executive officers. If any executive officer left us or were seriously injured and become unable to work, our business could be harmed.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures and our ability to select the right markets and media in which to advertise.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to:
•	Create greater awareness of our brand and our programs;
•	Identify the most effective and efficient level of spending in each market, media and specific media vehicle;
•	Determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures;
•	Effectively manage marketing costs (including creative and media) in order to maintain acceptable customer acquisition costs;
•	Select the right market, media and specific media vehicle in which to advertise; and convert consumer inquiries into actual orders.

Our planned marketing expenditures may not result in increased revenue or generate sufficient levels of brand name and program awareness. We may not be able to manage our marketing expenditures on a cost-effective basis whereby our customer acquisition cost may exceed the contribution profit generated from each additional customer.

Our business could be adversely affected if we are unable to successfully protect our intellectual property rights.

The market for our products depends to a significant extent upon the value associated with our trademarks and trade names. We own, or have licenses or other rights to use, the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our major owned and licensed products both in the U.S. and in other countries where such products are principally sold. We may not be successful in asserting trademark or trade name protection. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. The costs required to protect our trademarks and trade names may be substantial.

If other parties infringe on our intellectual property rights, the value of our brands in the marketplace may be diluted. In addition, any infringement of our intellectual property rights would also likely result in a commitment of our time and resources to protect these rights through litigation or otherwise. We may infringe on others’ intellectual property rights. One or more adverse judgments with respect to these intellectual property rights could negatively impact our ability to compete and could materially adversely affect our business, prospects, results of operations and financial condition.

RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK

There have been no trades in our common stock since listing on the Over the Counter Bulletin Board and there can be no assurance that an established trading market will develop.

There have been no trades in our common stock since listing and there is no established trading market for the common stock. Virtually all of our shareholders who hold “non-restricted” common stock reside in the Philippines. Due to the difficulties of trading OTC Bulletin Board stocks from that country, such holders have refrained from trading. We are currently seeking to simplify the trading process for these persons, but there is no assurance that we will be successful.

If a trading market for our common stock does develop, trading prices may be volatile.

In the event that a trading market develops following the Asset Purchase, the market price of our shares of common stock may be based on factors that may not be indicative of future market performance. Consequently, the market price of our common stock after this transaction may vary greatly. If a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;
•	announcements that our revenue or income/loss levels are below analysts' expectations;
•	general economic slowdowns;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts; or
•	acquisitions, strategic partnerships, joint ventures or capital commitments.

There is no assurance that our common stock will remain on the OTB Bulletin Board.

In order to maintain the quotation of our shares of common stock on the OTC Bulletin Board, we must remain a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). This requires us to comply with the periodic reporting and proxy statement requirements of the Exchange Act. It is possible that our common stock could be removed from the OTC Bulletin Board and then be traded on the less desirous Pink Sheets. In either venue, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

We are subject to the reporting requirements of the federal securities laws, which can be expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, and other information with the SEC will cause our expenses to be higher than they would be if we were a privately-held company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on page 11 of this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 2.	Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Operating Results

The following selected comparative financial information has been derived from and should be read in conjunction with the financial statements of Enhance for the year ended January 31, 2008 and the financial statements of the Company for the year ended January 31, 2007.

Statement of Earnings	12 months	12 months
	ended	ended
	January 31	January 31
	2008	2007
	$	$
Revenue	5,546	-
Gross Profit	3,946	-
Loss before income taxes	50,256	41,906
Net Loss	50,256	41,906
Net loss per share	-	-
Net loss per share diluted	-	-

Total Assets	140,185	140,145
Long-term liabilities	279,424	228,584

Sales

Total revenues for the twelve month period ended January 31, 2008 increased from the twelve month period ended January 31, 2007 by $5,546 to $5,546. The company has been in the development stage and these sales are not reflective of a sustained marketing effort. We expect sales to increase. The Company has been seeking financing in order to properly launch its products, which was received on August 14, 2008.

Gross Profit

The gross profit for the twelve months ended January 31, 2008 was 66%. There was no gross profit in 2007 as the Company did not incur any sales during this period. When the Company is fully operational, the gross proceeds are expected to increase.

Operating Expenses

Enhance’s operating expenses for the year ended January 31, 2008 increased by $8,349 (20%) to $50,256 versus those for the year ended January 31, 2007 of $41,907. This increase can be attributed to the increase in professional fees of $7,576 to $8,326 over $750 in 2007. This increase in professional fees was the result of product testing which was required to advance the Company into a sales ready mode and enable the Company to improve its profile for financing.

Liquidity and Capital Resources

Cash

At January 31, 2008 the Company’s balance sheet contained $957 of bank indebtedness compared with $7,590 of cash on hand at January 31, 2007. This change is normal as the company uses its line of credit in between funding by the 100% owner president.

The Company has been in a development stage since inception. As a result, the Company has relied on financing by the owner shareholder. During the year ended January 31, 2008 the shareholder increased his advances to the Company by $74,020. These advances are non-interest bearing and have no specified terms of repayment.

Financing

On August 14, 2008, the Company entered into a subscription agreement with the investors (collectively the “Investors”) pursuant to which the Registrant sold to the Investors an aggregate of $1,500,000 of Units of the Registrant, each unit consisting of 2 shares of Common Stock and one warrant to purchase one share of Common Stock. The unit purchase price was $2.00. Each warrant entitles their holder to subscribe for one additional Common Share at an exercise price of $1.40 per warrant during the period of 24 months from the closing date of August 14, 2008 at 5:00 p.m., Nevada local time.

Net proceeds to the Company at closing were $1,061,502. $438,498 of funds were disbursed as follows: $300,000 was to a finder, $44,600 were cash expenses consisting of professional fees and legal fees associated with share issue costs. A further $34,416 was paid to satisfy existing bank loans and $59,284 was paid to officers of the Company who had advanced funds for current marketing efforts. The Company’s budgets indicate these net proceeds will be sufficient to reach the break-even point in sales.

Balance Sheet

Patent and trademark

There were no additions or sale of trade marks during the year ended January 31, 2008. The Company did spend $6,682 on patents in the current year increasing patents from $300 at January 31, 2007 to $6,982 at January 31, 2008.

Bank Indebtedness (line of credit)

The bank indebtedness was $797 at January 31, 2008 compared with $7,590 of cash on hand at January 31, 2007. This change is normal as the company uses its line of credit in between funding by the 100% owner.

Due to Shareholder

Enhance relied on advances from its sole stockholder, Dr. Asculai, for all cash requirements. During the year ended January 31, 2008, the sole stockholder increased his advances to the Company by $74,020 from his personal finances. These advances are non-interest bearing and have no specified terms of repayment.

Bank loans (current and long term)

Bank loans decreased during the year ended January 31, 2008 by $28,047. The balance of $75,662 ($28,047 current and $47,615 long term) at January 31, 2007 was reduced to $47,615 ($23,180 current and $24,435 long term) at January 31, 2008. The Company makes regular monthly payments to reduce these bank loans. The Company did not enter any new financing to fund the monthly payments of the bank loan. The final loan payments were made out of closing proceeds from the August 14, 2008 financing.

Item 3.	Properties.

None.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of August 20, 2008, certain information regarding the Company’s outstanding shares of Common Stock beneficially owned by (1) each person (including any group) of more than five percent of our Common Stock, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, and (2) the Company’s directors and officers.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percent of Class
Enhance Skin Products Inc. (2)	27,500,000	55.8%
Samuel Asculai, Ph.D. (2)	27,500,000	55.8%
Frode Botnevik	0	*
Joel M. Gugol	45,000	*
Chris Hovey	0	*
Dr. Zenas B. Noon	0	*
Erickson D. Mercado	45,000	*
Directors and executive officers as a group (4 persons)	27,590,000	56.0%
____________
* Less than 1%.
(1)	Unless otherwise indicated, ownership represents sole voting and investment power.
(2)
The address for Enhance Skin Products Inc., an Ontario corporation is 1 First Canadian Place, 100 King Street West, 37th floor, Toronto, Ontario, Canada. Dr. Asculai, who will be become a director of the Company, is the sole owner of the Enhance.

Changes in Control

Reference is made to Item 5.01for a description of the change in control of the Registrant as a result of the transactions disclosed herein.

Item 5.	Directors and Executive Officers.

The following table sets forth information regarding our current and proposed executive officers and directors:

Name	Age	Position with the Company	Served as an Officer and Director since
Samuel Asculai, Ph.D.	66	President and Chief Executive Officer and Director(1)	Officer since August 14, 2008
Frode Botnevik	62	Director(1)	(1)
Joel M. Gugol	44	Director(2)	November 14, 2006
Christopher Hovey	64	Chief Operating Officer and Vice President of Sales	Officer since August 14, 2008
Erickson D. Mercado	38	Director(2)	November 14, 006
Zenas B. Noon	73	Director(1)	(1)
____________
(1)
Messrs. Asculai, Botnevik and Noon, each a director nominee, were appointed to the Board of Directors of the Registrant following the consummation of the Asset Purchase Agreement. Their appointment is to be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

(2)
Messrs. Gugol and Mercado resigned from their positions as directors of the Company in connection with the consummation of the Asset Purchase. Their resignation will be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

Background

The following is a brief summary of the background of each director, director nominee and executive officer of our company:

Samuel Asculai, Ph.D. is our President and Chief Executive Officer and will be appointed as a director of the company following our filing and mailing of a Schedule 14F-1. Dr. Asculai has been the President and Chief Executive Officer and sole stockholder of Enhance Skin Products Inc. since 2004. Dr. Asculai has been working in the life science industry for more than 40 years. From April 1998 to January 2003, he served as Chief Executive Officer of Verigen AG, a tissue engineering company. Dr. Asculai procured appropriate financing in Europe and began Verigen’s operations in Germany in 1999. Verigen was sold to Genzyme GmbH in February 2005. From December 1989 to March 1998, Dr. Asculai served as Chief Executive Officer of Hyal Pharmaceutical Corporation. While at Hyal Pharmaceutical, Dr. Asculai invented and developed a proprietary topical drug delivery technology based on hyaluronic acid called the HIT™ (hyaluronan induced targeting) delivery. It was also during his service to Hyal Pharmaceutical that Dr. Asculai developed the technology underpinning the Visible Youth™ brand. Hyal Pharmaceutical was acquired by SkyePharma Plc in 2000. From January 1982 to September 1987, Dr. Asculai served as Vice President—Operations of ens Bio-Logicals. From 1975 to 1982, Dr. Asculai served as Manager, Research and Development at Monsanto Corporation. From 1965 to 1975, Dr. Asculai held various positions in the Ortho Pharmaceutical Corporation division of Johnson & Johnson. Dr. Asculai received a Masters degree in 1970 in Microbiology and a Ph.D. in 1972 in Microbiology, both from Rutgers University.

Frode Botnevik will be appointed as a director of the company following our filing and mailing of a Schedule 14F-1. Since 2003, Mr. Botnevik has been a partner of Management & Finance AS, a Norwegian financial consulting firm that provides services in the areas of project and export financing, structured finance, risk management, financial restructuring, strategic partners and mergers and acquisitions. Mr. Botnevik has over 30 years of experience of industrial and financial experience and has been involving in the process of listing companies on the Oslo and Singapore stock exchanges and on Nasdaq. Mr. Botnevik has served on the boards of directors of companies in more than twelve countries.

Joel M. Gugol has been a director since November 14, 2006. His resignation as a director of our company will be effective following our filing and mailing of a Schedule 14F-1. Mr. Gugol is currently the Application Development Manager for Data Edge Corporation, a private company in Manduluyong City, Philippines. He is responsible for managing all aspects of computer software application development for the company. He currently responsible for 30 software application developers. He has been with the company since August 2003. Between July 2001 and August 2003, he acted as an independent software development consultant working on multiple projects like retail point of sale systems, recruitment systems and human resources information systems. As a consultant, he prepared request for proposals, managed projects from specification to implementation and provided post-implementation support. He also assisted clients with the establishment of backup, security and procurement procedures. His clients included Altamar Shipping, Inc., Fortune Medicare, Fortune Guarantee and Insurance Corp., and JAC Filipinas, all which are private companies located in the Philippines. From December, 2000 to June, 2001 he was the Electronic Data Processing Manager for Amertron, Inc., a privately owned information technology company based in Bicutan, Philippines, where he coordinated software application projects with other departments within the company for project administration, personnel assignments and information review. He also maintained the company’s computer systems and applications. From February 1999 to November 2000, he was the Managing Director for Software Wizards Incorporation, where he was responsible for all facets of computer system design, development and maintenance, and implementation of business software application systems of clients. From 1993 to 1999, he acted as a computer systems manager and designer and developer of several software applications for various private companies. He received his B.S in Computer Science from AMA Computer College in Quezon City, Philippines in 1990.

Chris Hovey is our Chief Operating Officer and Vice President of Sales. Since October 2007, Mr. Hovey has been the Acting Director of Sales and Marketing for Enhance. In 1989, Mr. Hovey founded Hovey And Company, a consulting company providing financial structuring and operational direction to financially constrained companies and to emerging “small cap” companies with an international focus. In 1995, Hovey and Company merged with Management Equities, Inc., a similarly focused consulting company, and has been President of the combined entity since. The medical industry clients of Management Equities, Inc. have included: Metrex Research Corporation, Metrex Canada Limited, MMTL Ltd., of Jersey C.I., all manufacturers of branded high level disinfectants for hospital use; Medical Pathways Ltd., an Ontario web based provider of medical information; Arcamatrix Corporation, a web based software developer of a system to securely archive and transfer individual medical files; MDM International, Inc., a distributor of high level disinfectants; Mattioli Engineering, an Italian manufacturer of microdermabrasion devices; and Aesthetic Technologies, Inc., the developer of the “Parisian Peel”, which is the industry leading brand for microdermabrasion. Mr. Hovey is also a co-founder of Medical Aesthetics International, an importer and distributor of aesthetic medical products. Mr. Hovey received an Honors B.A. from the University of Toronto in 1966 and an M.B.A. with Distinction from Harvard Business School in 1970.

Erickson M. Mercado has been a director since November 14, 2006. He is currently a website development consultant overseeing the design of the Phase-IV interface of the Asia Regional Integration Center (ARIC) and has acted in this position since January 2004. ARIC is a knowledge and information portal to monitor the progress of regional cooperation and integration in Asia and the Pacific, which was initially implemented by all of the countries and major corporations in the region. He is responsible for all personnel and overall supervision of the project. Between January 2004 and January 2006, he was also a website development consultant for the Asian Development Bank. He was responsible for the revamping the bank’s ARIC web portal adding new interfaces and functionality. From November 2002 to October 2003, he was the creative director for User Imagination Technologies, Co., a private company located in the Philippines. He oversaw both the development of websites and all printed materials for a number of local and foreign clients. From May 2000 to October 2002, he worked for Global Sources, Inc. as the Multimedia Art Director and as a Senior Project Officer. He was responsible for developing multimedia computer and website products which used both audio and video components. Prior to his position with Global Sources, Mr. Mercado held several positions as Website designer, Art Director, Creative Associate, Head Artist and Junior Artist with several companies in the Philippines. He received his B.S. in Fine Arts with a major in painting in 1992 from the University of Santo Tomas, in Espana, Manila, Philippines.

Zenas B. Noon will be appointed as a director of the company following our filing and mailing of a Schedule 14F-1. Since 2000, Dr. Noon has been the Chairman of Cytologics, Inc., a cancer control products company. Since 1997, Dr. Noon has been the Chairman and Chief Executive Officer of Pharos Pharmaceuticals, Inc., a drug development company. Dr. Noon received his B.S. and M.S. in Agriculture from the University of Arizona in 1956 and 1957, respectively. Dr. Noon received his Ph.D. in Economic Entomology from the University of Illinois in 1961.

Item 6.	Executive Compensation.

The following table sets forth the compensation paid by the Registrant for services rendered for the past two completed fiscal years to the principal executive officer and to the company’s most highly compensated executive officers other than the principal executive officer (the “named executive officers”) whose cash compensation exceeded $100,000 during 2008:

Summary Compensation Table

Name and Principal position	Year	Salary ($)	Bonus ($)	All other Compensation ($)	Total ($)
Joel Gugol,	2008	-	-	-	-
former President and Chief Executive Officer (1)	2007	-	-	-	-
	2007	-	-	-	-
Erickson D. Mercado,	2008	-	-	-	-
former Chief Financial Officer (1)	2007	-	-	-	-

(1)	Each of Messrs. Gugol and Mercado resigned from their positions as officers of the company on August 14, 2008.

Employment Agreements

On August 14, 2008, we entered into an employment agreement with Samuel Asculai, Ph.D., our President and Chief Executive Officer. The agreement has an initial term of ten years, which may be renewed for additional two year periods after such initial term. Pursuant to the agreement, Dr. Asculai receives a base salary and an annual bonus equal to at least two percent (2%) of the company’s pre tax earnings, as defined, for each fiscal year. Dr. Asculai’s base salary for fiscal 2008 is $150,000. The agreement further provides that Dr. Asculai will be entitled to participate in any plan with respect to medical, dental and other benefits established by the company.

If Dr. Asculai’s employment is terminated without “cause”, as defined in the employment agreement, then Dr. Asculai shall be entitled to receive all accrued by unpaid salary and bonus plus a payment equal to two (2) times Dr. Asculai’s highest base salary (but not less than $300,000) plus two (2) times his highest bonus. This payment may be received, at Dr. Asculai’s option, in one lump sum or in equal monthly installments over a 24 month period. Dr. Asculai will also be entitled to receive continuing coverage under any medical, dental or other benefit plans for a period of 24 months after such termination. The employment agreement further provides that in the event there is a change in control, as defined therein, Dr. Asculai shall be entitled to receive these payments irrespective of termination of his employment. The agreement further provides a non-competition agreement for a period of one year following termination of the agreement

On August 14, 2008, we entered into an employment agreement with Christopher Hovey, our Chief Operating Officer and Vice President of Sales. The agreement has an initial term of five years. Pursuant to the agreement, Mr. Hovey receives a base salary and is eligible to participate in any bonus plan established by the company for employees and consultants. Mr. Hovey’s base salary for fiscal 2008 is $150,000. The agreement further provides that Mr. Hovey will be entitled to participate in any plan with respect to medical, dental and other benefits established by the company.

If Mr. Hovey’s employment is terminated without “cause”, as defined in the employment agreement, then Mr. Hovery shall be entitled to receive all accrued by unpaid salary and bonus plus a payment equal to base salary for a twelve month period. The agreement further provides a non-competition agreement for a period of one year following termination of the agreement.

Director Compensation

Name	Fees earned or paid in cash ($)	All other compensation ($)	Total ($)
Joel Gugol	-	-	-
Erickson D. Mercado	-	-	-

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average our total assets at year-end for the last three completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Board Meetings and Committees

Our board of directors held no formal meetings during the 12 month period ended April 30, 2008. All proceedings of the board of directors were conducted by the written consent of the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the by-laws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believe that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors. The directors who perform the functions of auditing, nominating and compensation committees are not independent because they are also officers of our company.

Item 8.	Legal Proceedings.

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Quotations for the common stock of the Registrant are included in the FINRA’s Over the Counter Bulletin Board system under the symbol “ZEEZ.” There have been no trades in the common stock of the Company since listing on the OTC Bulletin Board. The absence of any transactions in the common stock indicates there is no established trading market for the common stock.

Since inception, no dividends have been paid on the common stock. The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future. At August 20, 2008, there were approximately 35 holders of record of the common stock.

Item 10.	Recent Sales of Unregistered Securities.

On November 14, 2006 (date of inception), the Registrant issued 2,000,000 shares of Common Stock to our directors for an aggregate amount of $8,000.

On January 31, 2007, the Registrant consummated a private placement of 840,000 share of Common Stock at a price of $0.05 per share, or an aggregate of $42,000. The Company accepted subscriptions from 38 offshore non-affiliated investors. Our private placement was conducted in offshore transactions relying on Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons, as defined in Regulation S. No directed selling efforts were made in the United States by Zeezoo, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We implemented the applicable offering restrictions required by Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

See Item 3.02 of this Form 8-K for a description of a recent financing by the Company.

Item 11.	Description of Registrant’s Securities to be Registered.

As of August 14, 2008, our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001 and no shares of preferred stock. As of August 14, 2008, 49,250,000 shares of our Common Stock were issued and outstanding.

Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We are not authorized to issue preferred stock.

Item 12.	Indemnification of Officers and Directors.

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	By the stockholders;
•	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;
•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officeers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with acting as directors of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 13.	Financial Statements and Supplementary Data.

Reference is made to the filings of Enhance Skin Products Inc. on Forms 10-K and 10-Q for such company’s financial statements.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02.	Unregistered Sale of Equity Securities.

On August 14, 2008, the Company entered into a subscription agreement with the investors named therein (collectively the “Investors”) pursuant to which the Registrant agreed to sell to the Investors an aggregate of $1,500,000 of Units of the Registrant, each unit consisting of 2 shares of Common Stock and one warrant to purchase one share of Common Stock (the “Warrants”). We are required at all times to reserve sufficient shares for full exercise of the warrants.

All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. In addition, the Investors are accredited investors, the Investors had access to information about the Registrant and their investment, the Investors took the securities for investment and not for resale and the Registrant took appropriate measures to restrict the transfer of securities.

The above descriptions of the Subscription Agreement referred to above is qualified in its entirety by reference to the actual agreement, a copies of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.01.	Changes in Control of the Registrant.

On the Closing Date, the Registrant consummated the transactions contemplated by the Asset Purchase Agreement, pursuant to which the Registrant acquired the Assets in exchange for the issuance of shares of the common stock of the Registrant to Enhance representing 57.6% of the issued and outstanding shares of the Registrant. The issuance of the Shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to either Section 4(2) of, and Regulation D promulgated under, the Securities Act. Following the Asset Purchase, designees of Enhance became the sole officers and directors of the Registrant. Reference is made to Item 2.01 of this Form 8-K for a more extensive description of these transactions.

Other than the transactions and agreements disclosed in this Form 8-K, the Registrant knows of no arrangements which may result in a change in control of the Registrant.

No officer, director, promoter, or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options, or otherwise

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Asset Purchase Agreement, there was a complete change in the Registrant’s board of directors and management. Prior to the consummation of the transaction, the Registrant’s board of directors was comprised of two members, Joel Gugol and Erickson D. Mercado. Gugol and Mercado were also the Registrant’s only executive officers (holding the positions of President and Chief Executive Officer and Secretary, Treasurer and Chief Financial Officer, respectively). Effective at the Closing of the Asset Purchase Agreement, Gugol and Mercado resigned from their respective positions as executive officers and directors of the Registrant. Simultaneously with the Closing, the following individuals were appointed executive officers and directors of the Registrant as follows:

Name	Position Held
Samuel Asculai, Ph.D.	Director and President and Chief Executive Officer
Zenas B. Noon	Director
Frode Botnevik	Director
Christopher Hovey	Chief Operating Officer and Vice President of Sales
Brian Lukian	Chief Financial Officer, Treasurer and Secretary

Such resignations and appointments of directors shall be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

Reference is made to Item 2.01 above for certain information regarding the executive officers and directors of the Registrant and any employment agreements with the Registrant.

Item 5.06.	Change in Shell Company Status.

As the result of the completion of the Asset Purchase effectuated pursuant to the Asset Purchase Agreement, the Registrant is no longer a shell company. Reference is made to Item 2.01 for a more complete description of the transaction and the business of the Company subsequent to the Closing Date.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated August 14, 2008, by and between Zeezoo Software Corp. and Zeezoo Sub Inc.

4.1	Form of Warrant

10.1	Asset Purchase Agreement, dated August 14, 2008, by and between Zeezoo Software Corp. and Enhance Skin Products Inc.

10.2	Subscription Agreement, dated August 14, 2008, by and among Enhance Skin Products Inc. and the investors named therein.

10.3	Employment Agreement of Samuel Asculai, Ph.D.

10.4	Employment Agreement of Christopher Hovey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2008	ENHANCE SKIN PRODUCTS INC.

	By:	/s/ Samuel Asculai
Name: Samuel Asculai
Title: President and CEO

Exhibit Index

2.1	Agreement and Plan of Merger, dated August 14, 2008, by and between Zeezoo Software Corp. and Zeezoo Sub Inc.

4.1	Form of Warrant

10.1	Asset Purchase Agreement, dated August 14, 2008, by and between Zeezoo Software Corp. and Enhance Skin Products Inc.

10.2	Form of Subscription Agreement, dated August 14, 2008, by and among Enhance Skin Products Inc. and the investors named therein.

10.3	Employment Agreement of Samuel Asculai, Ph.D.

10.4	Employment Agreement of Christopher Hovey